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                                                                       Exhibit 8

                            [LOGO (OGILVY RENAULT)]


Montreal, March 3, 2005


BY SEDAR
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British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission, Securities Division
The Manitoba Securities Commission
Ontario Securities Commission
L'Autorite des marches financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office
Securities Commission of Newfoundland and Labrador

Dear Sirs/Mesdames:

RE:   NEUROCHEM INC. (the "ISSUER")
      Filing of a Final Short Form Base PREP Prospectus dated March 3, 2005 (the "PROSPECTUS")
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Referring to the Prospectus of the Issuer, we hereby consent to the use of our firm name on the face page of the Prospectus and under the heading "Legal Matters" as well as to the reference to our firm name and opinion under the heading "Eligibility for Investment" in the Prospectus.

We confirm that we have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus:

(a)  that are derived from our opinions, or

(b) that are within our knowledge as a result of the services we performed to render such opinions.

This letter is solely for the information of the securities commissions and regulators mentioned above and is not to be referred to in whole or in part in the Prospectus or in any other similar document and should not be relied upon by any other person.

Yours truly,

(signed)

OGILVY RENAULT LLP





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                              [OGILVY - ADDRESSES]